Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Tapestry, Inc. of our report dated February 23, 2017 relating to the consolidated financial statements of Kate Spade & Company as of December 31, 2016 and January 2, 2016, and for the three years in the period ended December 31, 2016, appearing in Tapestry Inc.’s (formerly known as Coach Inc.) Current Report on Form 8-K dated May 31, 2017.

/s/ DELOITTE & TOUCHE LLP

New York, New York
February 7, 2018